Exhibit 10.5.2

Execution Version

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment”) is made as of February 28, 2014, between Barclays Bank PLC (“Barclays”), through its agent Barclays Capital Inc. (the “Agent”), and RAIT Financial Trust (“Counterparty”)

WHEREAS, Barclays and Counterparty entered into a Confirmation for a Base Capped Call Option Transaction (the “Transaction”) relating to the common stock, par value USD 0.03 per share, of Counterparty on December 4, 2013 (the “Confirmation”); and

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto agree as follows:

Section 1. Terms Used but Not Defined Herein. Terms used but not defined herein shall have the respective meanings given to them in the Confirmation.

Section 2. Amendments to the Confirmation.

(a)	Section 5(b)(ii) of the Confirmation is hereby amended by inserting the following sentence after the last sentence thereof: “Notwithstanding the foregoing, privately negotiated off-exchange repurchases of Shares on any Expiration Date (or any security convertible into Shares) that are not reasonably expected to result in purchases of Shares (or any security convertible into Shares, as the case may be) in the market shall not be subject to this Section 5(b)(ii).”

(b)	Clause (y) of Section 5(c) of the Confirmation is hereby amended by deleting it in its entirety and replacing it with:

“(y) on any Expiration Date, (A) the Shares or securities that are convertible into, or exchangeable or exercisable for Shares, are not, and shall not be, subject to a “restricted period,” as defined in Regulation M and (B) Counterparty shall not engage in any “distribution,” as such term is defined in Regulation M, other than a distribution meeting the requirements of the exceptions set forth in sections 101 (b)(10), 102(b)(4), 102 (b)(7), and 102(c) of Regulation M, until the second Exchange Business Day following the final Expiration Date.”

Section 3. Representations and Warranties. Counterparty represents and warrants to Barclays as follows:

(a)	On the date of this Amendment, Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares.

(b)	The representations and warranties of Counterparty set forth in Section 3 of the Agreement referenced in the Confirmation are true and correct and are hereby deemed to be repeated to Barclays with respect to the Confirmation.

Section 4. Effectiveness. This Amendment shall become effective upon execution by the parties hereto.

Section 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

Section 6. Governing Law. This Amendment shall be governed by the laws of the State of New York (without reference to its choice of law doctrine, other than Title 14 of the New York General Obligations Law).

Section 7. Effectiveness of Confirmation. Except as amended hereby, all the terms of the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have signed this Amendment Agreement as of the date and year first above written.

BARCLAYS CAPITAL INC., Acting solely as Agent in connection with the Transaction

By:	/s/ Shobha Vaidyanath

	Name:	SHOBHA VAIDYANATH
	Title:	AVP Structured Derivatives

Confirmed as of the date first above written:

RAIT FINANCIAL TRUST

By:	/s/ James J. Sebra

Name: James J. Sebra
Title: CFO & Treasurer

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